Exhibit 5

DLA Piper LLP (US) The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 www.dlapiper.com T 410.580.3000 F 410.580.3001

September 30, 2014

Equity Residential

Two North Riverside Plaza, Suite 400

Chicago, Illinois 60606

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We serve as counsel to Equity Residential, a Maryland real estate investment trust (the “Company”), in connection with the Registration Statement on Form S-3 filed by the Company (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), with respect to the registration of 4,790,000 (the “Shares”) common shares of beneficial interest, $0.01 par value per share, of the Company (“Common Shares”), which may be offered and sold from time to time under the Company’s Distribution Reinvestment Plan (the “Plan”). This opinion is being provided at your request in connection with the filing of the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. The Registration Statement and the related form of prospectus included therein, in the form in which it was transmitted to the Commission under the Act;

2. The Articles of Restatement of the Company, as amended, supplemented and restated (the “Declaration of Trust”), as attached to the Officer’s Certificate (as herein defined) and certified by an officer of the Company to be in effect on the date hereof;

3. The Seventh Amended and Restated Bylaws of the Company (the “Bylaws”), as attached to the Officer’s Certificate and certified by an officer of the Company to be in effect on the date hereof;

4. Resolutions adopted by the Board of Trustees of the Company relating to the registration, sale and issuance of the Shares (the “Board Resolutions”), as attached to the Officer’s Certificate and certified by an officer of the Company to be in effect on the date hereof;

5. A certificate of the State Department of Assessments and Taxation of Maryland (the “SDAT”) as to the good standing of the Company, dated as of the date hereof; and

6. A certificate executed by an officer of the Company dated as of the date hereof (the “Officer’s Certificate”).

Equity Residential

September 30, 2014

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s (including the Company’s) obligations set forth therein are legal, valid and binding.

4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

5. The Company will issue the Shares in accordance with the Board Resolutions and the Plan. The Company has represented to us and we have also assumed that the Company has reserved from its duly authorized but unissued and otherwise unreserved Common Shares a sufficient number of Common Shares for issuance under the Plan. We have also assumed that the Company will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Shares, solely for the purpose of enabling it to issue the Shares in accordance with the Plan, the number of Shares which are then issuable and deliverable under the Plan.

6. The Shares will not be issued or transferred in violation of any restriction or limitation on transfer or ownership contained in Article VII of the Declaration of Trust.

7. If certificated, appropriate certificates representing the Shares will be executed and delivered upon issuance and sale of any of the Shares, or , if uncertificated, upon the request of a stockholder of the Company, appropriate written statements will be prepared and delivered to such stockholder upon issuance and sale of the Shares and, in each case, will comply with the Declaration of Trust, the Bylaws and applicable law.

Equity Residential

September 30, 2014

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that, upon issuance and delivery of the Shares as contemplated by the Board Resolutions and in accordance with the Plan, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein under the heading “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

DLA Piper LLP (US)

/s/ DLA Piper LLP (US)